                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 22, 2001



                                  AVIDYN, INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                           001-11922                               75-2297429
(State of Incorporation)            (Commission File Number)           (IRS Employer Identification Number)



                        8625 KING GEORGE DRIVE, SUITE 400
                               DALLAS, TEXAS 75235
                    (Address of principal executive offices)



REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: 214-630-6368




                                                        Exhibit Index on page 5.


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On October 18, 2000, AVIDYN, Inc., a Delaware corporation formerly known as MedicalControl, Inc. (the "Registrant"), entered into a Stock Purchase Agreement with ppoNEXT, Inc., a Delaware corporation formerly known as Beyond Benefits, Inc. ("ppoNEXT"), MedicalControl Holdings, Inc., a Delaware corporation and direct subsidiary of the Registrant ("Holdings"), and MedicalControl Network Solutions, Inc., a Delaware corporation and direct subsidiary of Holdings ("MNS"). The Stock Purchase Agreement with ppoNEXT provided for the sale of MNS and its subsidiaries, which operated the Registrant's preferred provider organization, for a purchase price of $13,500,000 in cash, subject to closing balance sheet adjustments and post-closing indemnification obligations. MNS operated several managed healthcare networks on behalf of the Registrant, consisting of over 2,300 hospitals and in excess of 185,000 physicians, which in turn serviced more then 280,000 employees or plan members of the Registrant's former PPO business. PpoNEXT is a privately-held managed healthcare company based in Long Beach, California.

     On November 14, 2000, Holdings and its wholly owned third party administration subsidiaries, Diversified Group Administrators, Inc. and Diversified Group Insurance Agency of PA, Inc., each a Pennsylvania corporation (the "TPA Subsidiaries"), entered into a Stock Purchase Agreement to sell the Registrant's TPA business to HealthASPex, Inc. ("HealthASPex"). The purchase price for the TPA Subsidiaries under such Stock Purchase Agreement was equal to $2,350,000 in cash, subject to closing balance sheet adjustments and post-closing indemnification obligations, with an additional $150,000 to be placed in escrow for eighteen months after closing to secure such indemnification obligations. HealthASPex is a privately held company providing web portal-based enhancements for TPAs. HealthASPex is headquartered in Carrollton, Texas.

         A proxy statement calling a special meeting of stockholders to consider the foregoing proposals was mailed on December 20, 2000, to each of the Registrant's stockholders of record as of December 12, 2000. Each of the foregoing transactions were approved by the stockholders of the Registrant at the Special Meeting of Stockholders held on Monday, January 22, 2000, at the Registrant's offices. In addition, the Registrant's stockholders authorized the Registrant to change its corporate name to "AVIDYN, Inc.," as required under the ppoNEXT Stock Purchase Agreement.

     The closing of the disposition by the Registrant of the TPA Subsidiaries was consummated on January 22, 2001, immediately following the Special Meeting of Stockholders. On February 1, 2001, the Registrant closed the sale of MNS and its subsidiaries to ppoNEXT. Proceeds from the sale of MNS and the TPA Subsidiaries were used to satisfy transaction costs and repay the Registrant's outstanding credit facility with Bank of Texas, N.A. The balance of the proceeds, estimated to be approximately $15 million, are available to invest in any business, capital expenditure, or other tangible asset, and will be available for general purposes or investments in businesses that are complementary to the Registrant's remaining operating subsidiaries, ValueCheck, Inc. and ppoONE.com, inc.

         The Registrant filed a Certificate of Amendment to its Certificate of Incorporation to change its name to AVIDYN, Inc. on January 26, 2001, and Holdings has agreed to cease using the name "MedicalControl" no later than the 120th day following the sale of MNS and its subsidiaries to ppoNEXT.

         This document contains certain forward looking information. Such information is based on certain assumptions and estimates and, accordingly, may be subject to risk, uncertainty and inaccuracy.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a) PRO FORMA FINANCIAL INFORMATION. The unaudited pro forma financial statements of the Registrant and the disposed businesses as of September 30, 2000, and for each of the nine month periods ended September 30, 2000 and 1999, are set forth in the Registrant's Proxy Statement on Schedule 14A, dated December 20, 2000, Commission File Number 001-19922, and are incorporated herein by reference.

         (b)      EXHIBITS

         2.1. Stock Purchase Agreement dated as of October 18, 2000, between the Registrant (f/k/a MedicalControl, Inc.), MedicalControl Holdings, Inc., MedicalControl Network Solutions, Inc., and ppoNEXT, Inc. (f/k.a Beyond Benefits, Inc.). (1)

         2.2. Stock Purchase Agreement dated as of November 14, 2000, between MedicalControl Holdings, Inc., Diversified Group Administrators, Inc., Diversified Group Insurance Agency of PA, Inc., and HealthASPex, Inc. (1)

         3.1 Certificate of Amendment to the Registrant's Certificate of Incorporation dated January 23, 2001. (2)


----------------

(1)      Incorporated by reference from the Registrant's Proxy Statement on
         Schedule 14A, dated December 20, 2000, Commission File Number
         001-19922.

(2)      Filed herewith.


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         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

                                           AVIDYN, INC.



Date: February 6, 2001                     By: /s/ J. Ward Hunt
                                               --------------------------------
                                               J. Ward Hunt
                                               President and Chief Executive
                                                 Officer



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                                  INDEX TO EXHIBITS

EXHIBIT
NUMBER                             DESCRIPTION
--------                           -----------
  2.1.        Stock Purchase Agreement dated as of October 18, 2000, between the
              Registrant (f/k/a MedicalControl, Inc.), MedicalControl Holdings,
              Inc., MedicalControl Network Solutions, Inc., and ppoNEXT, Inc.
              (f/k.a Beyond Benefits, Inc.). (1)

  2.2.        Stock Purchase Agreement dated as of November 14, 2000, between
              MedicalControl Holdings, Inc., Diversified Group Administrators,
              Inc., Diversified Group Insurance Agency of PA, Inc., and
              HealthASPex, Inc. (1)

  3.1         Certificate of Amendment to the Registrant's Certificate of
              Incorporation dated January 23, 2001.


---------------

(1)      Incorporated by reference from the Registrant's Proxy Statement on
         Schedule 14A, dated December 20, 2000, Commission File Number
         001-19922.